EXHIBIT 10.1

22303354 ONTARIO INC.
951 Wilson Avenue, Suite 17
Toronto, Ontario
M3K 2A7

PRIVATE & CONFIDENTIAL

January 4th 2011

Polar Wireless Corp.
136 Yorkville Avenue
Suite 300
Toronto, ON
M5R 1C2

Attention:  G. Kelly O’Dea, Chairman and Chief Executive Officer

Dear Sirs:

Re:	Business Combination of 2230354 Ontario Inc. (“223”) and Polar Wireless Corp. (“PWC”)

The purpose of this letter is to set forth the terms and conditions of the indirect purchase by PWC of all of the outstanding shares of 223 from the shareholders of 223 (the “Transaction”) to be effected by way of amalgamation.

Terms of Transaction and Ancillary Matters

1.
Subject only to the conditions precedent set forth herein in paragraph 3, on the Closing Date (as hereinafter defined), 223 and PWC will enter into (and PWC will cause Polar Wireless Corporation and/or 2240519 Ontario Limited, as applicable, to enter into) (i) the amalgamation agreement attached hereto as Schedule “A”, (ii) the support agreement attached hereto as Schedule “B”, and (iii) the exchange trust agreement attached hereto as Schedule “C”.

2.
Each of the parties hereto represents and warrants that it has the corporate power and authority to enter into this letter and to carry out its obligations hereunder and the execution and delivery of this letter and the completion of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

Conditions Precedent

3.	The completion of the Transaction shall be subject to the following conditions precedent being satisfied on or prior to the Closing Date:

(a)
223 shall deliver to PWC (i) audited financial statements for 223 for the period from the date of incorporation to April 30, 2010, and (ii) unaudited financial statements for 223 for the six month period ended October 31, 2010, in each case, prepared in accordance with Canadian generally accepted accounting principles, which financial statements shall be satisfactory to PWC; and

(b)
No material adverse change shall have occurred in the business, results of operations, assets, liabilities, financial condition or affairs of 223, financial or otherwise, between the date hereof and the Closing Date.

4.

(a)
The conditions precedent set out in paragraph 3 are for the sole benefit of PWC. PWC may refuse to proceed with the closing of the Transaction if the conditions precedent for its benefit are not fulfilled on or prior to the Closing Date, and it shall incur no liability to 223 by reason of such refusal.

(b)	The said conditions precedent may be waived in whole or in part by PWC in its absolute discretion.

Operating Covenants; Exclusive License

5.
223 agrees from the date hereof until the Closing Date not to enter into any transaction or contract not in the ordinary course of business and not to engage in any business enterprise or activity different from that carried on as of the date hereof, unless written approval of PWC is obtained.

6.
From and after the date hereof until the earlier to occur of the Closing Date and the Termination Date (as hereinafter defined), 223 hereby grants to the Company and its subsidiaries a non-transferable, worldwide, royalty-free exclusive right and license to exploit, market, sell and deploy all of 223’s intellectual property and all rights therein.

Closing

7.
The closing date shall occur within three business days of the satisfaction of the conditions precedent set forth in paragraph 3 or such other date as is agreed in writing between the parties (the “Closing Date”).

8.
The parties hereto agree to proceed diligently and in good faith to complete all transactions contemplated herein as soon as possible in order to ensure that the Closing Date shall be no later than January 31, 2011.

Termination

9.	This letter shall terminate with the parties having no obligations to each other on the day (the “Termination Date”) on which the earlier of the following events occurs:

(a)	written agreement of the parties to terminate this letter; and

(b)	PWC notifying 223 in writing that it is not satisfied with 223’s financial statements or that a material adverse change has occurred.

Miscellaneous

10.	This letter constitutes a legally binding commitment of the parties.

11.
This letter shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to the principles of conflicts of laws thereof and the parties hereby irrevocably attorn to the jurisdiction of the Courts of the Province of Ontario in respect of any matter arising hereunder or in connection herewith.

12.	This letter may be executed and evidenced by a facsimile copy thereof and all such counterparts or facsimile counterparts shall constitute one document.

Yours very truly,

22303354 ONTARIO INC., on behalf of its

shareholders

/s/ Vladimir Aleynikov
Per: ______________________________
                Vladimir Aleynikov
                Director

THE TERMS OF THIS LETTER are hereby accepted as of the 4th day of January, 2011.

POLAR WIRELESS CORP.

/s/ G. Kelly O’Dea
Per: ______________________________
G. Kelly O’Dea
Chairman and Chief Executive Officer

Schedule “A”

POLAR WIRELESS CORPORATION

- and -

2230354 ONTARIO INC.

- and -

POLAR WIRELESS CORP.

AMALGAMATION AGREEMENT

Dated _________, 2011

TABLE OF CONTENTS

Article 1 INTERPRETATION		8
1.1	Definitions.	8
1.2	Certain Rules of Interpretation	12
1.3	Entire Agreement	13

Article 2 THE AMALGAMATION		14
2.1	Amalgamation	14
2.2	Name	14
2.3	Registered Office	14
2.4	Business and Powers	14
2.5	Authorized Share Capital	14
2.6	Share Restrictions	14
2.7	Number of Directors	14
2.8	Initial Director	14
2.9	By-laws	15
2.10	Fiscal Year	15
2.11	Initial Officers	15
2.12	Issuance of Shares on Amalgamation	15
2.13	Share Capital	16
2.14	Share Certificates	16
2.15	Implementation Steps by the Parties	17
2.16	Preparation of Filings, etc.	17
2.17	Dissenting Shareholders	18
2.18	Closing	18
2.19	Withholding	18

Article 3 REPRESENTATIONS AND WARRANTIES OF Polar US AND subco		18
3.1	Organization	18
3.2	Compliance with Laws and Licenses	19
3.3	Capitalization	19
3.4	Capitalization of Subco	20
3.5	Authority Relative to this Agreement	20
3.6	No Brokers	21

Article 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		21
4.1	Organization	21
4.2	Compliance with Laws and Licenses	21
4.3	Capitalization of the Company	22
4.4	Authority Relative to this Agreement	22
4.5	Intellectual Property	23
4.6	No Brokers	24

Article 5 COVENANTS		24
5.1	Conduct of Business by the Company	24
5.2	Conduct of Business by Polar US	25
5.3	Access Rights	26
5.4	Termination of IP Sale Agreement	27

Article 6 CONDITIONS OF THE AMALGAMATION		27
6.1	Conditions to the Obligations of Each Party	27
6.2	Conditions to the Obligations of Polar US and Subco	28
6.3	Conditions to the Obligation of the Company	28
6.4	Satisfaction of Conditions	29

Article 7 OTHER COVENANTS		29
7.1	Further Assurances	29
7.2	Notification of Certain Matters	29
7.3	Indemnification	29
7.4	Joint Election	30

Article 8 TERMINATION		31
8.1	Termination	31
8.2	Effect of Termination	32

Article 9 GENERAL PROVISIONS		32
9.1	Expenses	32
9.2	Public Statements	32
9.3	Remedies	32
9.4	Notices	34
9.5	Assignment	34
9.6	Amendment	34
9.7	Attornment	34
9.8	Appointment of Agent for Service	34
9.9	Enurement	34
9.10	Waiver	34
9.11	Counterparts	34

AMALGAMATION AGREEMENT

THIS AGREEMENT is made the ___ day of ______________, 2011

BETWEEN:

POLAR WIRELESS CORPORATION, a corporation existing under the laws of the Province of Ontario

(“Subco”)

- and -

2230354 ONTARIO INC., a corporation existing under the laws of the Province of Ontario

(the “Company”)

- and -

POLAR WIRELESS CORP., a corporation existing under the laws

of the State of Nevada

(“Polar US”)

WHEREAS the Company was incorporated under the OBCA by certificate of incorporation dated January 13, 2010;

AND WHEREAS Subco was incorporated under the OBCA by certificate of incorporation dated January 22, 2010;

AND WHEREAS the authorized capital of the Company consists of an unlimited number of Company Common Shares;

AND WHEREAS, as at the date hereof, there are 12,000,000 Company Common Shares issued and outstanding as fully paid and non-assessable shares;

AND WHEREAS the authorized capital of Subco consists of an unlimited number of Subco Common Shares;

AND WHEREAS, as at the date hereof, one Subco Common Share is issued and outstanding as a fully paid and non-assessable share and is held by 2240519 Ontario Limited (“Callco”), a wholly-owned subsidiary of Polar US;

AND WHEREAS the Company and Polar US are parties to an intellectual property sale agreement dated January 26, 2010 (the “IP Sale Agreement”) pursuant to which the Company was to sell to Polar US the Intellectual Property relating to the Roaming Business in consideration for the issuance of 5,000,000 restricted Polar US Shares;

AND WHEREAS the Polar US now desires to acquire the Intellectual Property relating to the Long-Distance Business in consideration for the issuance of additional Polar US Shares and Polar US Preferred Shares;

AND WHEREAS the shareholders of the Company desire to receive shares of Polar US on a tax-deferred basis;

AND WHEREAS the Company and Polar US have accordingly agreed to terminate the IP Sale Agreement and enter into this Agreement;

AND WHEREAS, subject to the terms and conditions of this Agreement, the Company and Subco have agreed to amalgamate pursuant to Sections 175 and 176 of the OBCA upon the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

13. INTERPRETATION

(a)  Definitions.

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

“Amalgamating Companies” means, collectively, the Company and Subco.

“Amalgamation” means the amalgamation under Sections 175 and 176 of the OBCA of the Amalgamating Companies pursuant to the Articles of Amalgamation, on the terms and conditions set forth in this Agreement.

“Applicable Law” means, with respect to any Person, any domestic, foreign, national, federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Articles of Amalgamation” means the articles of amalgamation to be filed with the Director in connection with the Amalgamation.

“Authorization” means any authorization, approval, exemption, consent, waiver, certificate, directive, notice, “no action” letter, license, order, permit, variance, agreement, instruction, registration or franchise of or from any Governmental Entity or pursuant to any Applicable Law.

“Board” means the board of directors of the Company.

 “Business” means, collectively, the Roaming Business and the Long-Distance Business, and all matters ancillary thereto.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto, Ontario are open for business during normal banking hours.

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Director pursuant to Subsection 178(4) of the OBCA in respect of the Articles of Amalgamation.

“Class A Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class B Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class A Shares” means the Class A non-voting shares in the capital of New Polar.

“Class B Shares” means the Class B non-voting shares in the capital of New Polar.

“Closing” has the meaning ascribed thereto in Section 2.18.

“Closing Date” has the meaning ascribed thereto in Section 2.18.

“Common Shares” means the common shares in the capital of New Polar.

“Company Common Shares” means the common shares in the capital of the Company.

“Director” means the Director appointed under Section 178 of the OBCA to administer the provisions of the OBCA.

“Dissent Rights” means the rights of dissent in favour of registered Shareholders in respect of the Amalgamation.

“Dissenting Holder” means any registered Shareholder who has duly exercised its Dissent Rights in strict compliance therewith and has not withdrawn or been deemed to have withdrawn such Dissent Rights.

“Effective Date” means the date upon which the Amalgamation becomes effective as established by the date shown on the Certificate of Amalgamation.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Encumbrances” means any pledge, lien, priority, security interest, lease, title retention agreement, restriction, easement, right-of-way, title defect, option, adverse claim or encumbrance of any kind or character whatsoever.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, body, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Intellectual Property” means all intellectual property of the Company used by or currently being developed for use in the Business, and all rights of the Company therein, including all claims for past infringement, worldwide, whether registered or unregistered, including, without limitation: (a) all patents, patent applications and other patent rights, including divisional and continuation patents; (b) all registered and unregistered trade-marks, service marks, logos, slogans, corporate names, business names and other indicia of origin, and all applications and registrations therefor; (c) registered and unregistered copyrights and mask works, including all copyright in and to computer software programs, including the Software, and applications and registrations of such copyright; (d) internet domain names, applications and reservations for internet domain names, uniform resource locators and the corresponding Internet sites; (e) industrial designs; (f) trade secrets and proprietary information not otherwise listed in (a) through (d) above, including, without limitation, all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, circuit topography, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form), databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded or unrecorded.

“IP Sale Agreement” has the meaning ascribed thereto in the recitals hereof.

“Long-Distance Business” means the business carried on by the Company in connection with the development and commercialization of a low-cost long-distance mobile telephone solution.

“Misrepresentation” has the meaning ascribed thereto in the Securities Act.

“New Polar” means the corporation resulting from the Amalgamation.

“OBCA” means the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

“Outside Date” means ______________, 2011, or such other date as the Parties may mutually agree in writing.

“Party” means a party to this Agreement, and “Parties” means all of them.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Polar US Preferred Shares” means the shares of Class A preferred stock, par value US$0.001 per share, of Polar US, with the rights, privileges, restrictions and conditions described in Appendix 3.

“Polar US Shares” means the shares of common stock, par value US$0.001 per share, of Polar US.

“Roaming Business” means the business carried on by the Company in connection with the development and commercialization of a mobile telephone solution involving the elimination of roaming fees and charges.

“Securities Act” means the Securities Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

“Shareholders” means the holders of Company Common Shares.

“Subco Common Shares” means the common shares in the capital of Subco.

“Subsidiary” or “Subsidiaries” means, with respect to any Person: (a) a corporation a majority in voting power of whose share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar restriction; (b) a partnership or limited liability company in which such Person or Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership, or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company; or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar restriction, or (ii) in the absence of such a governing body, at least a majority ownership interest.

“Support Agreement” means the agreement to be made between Polar US, Callco and the Company, substantially in the form of Appendix 2 hereto.

“Tax Act” means the Income Tax Act (Canada).

“Transaction Resolution” means the special resolution of the Shareholders approving the Amalgamation.

(b)  Certain Rules of Interpretation

In this Agreement:

(I)
Consent – Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(II)	Currency – Unless otherwise specified, all references to money amounts are to Canadian dollars.

(III)
Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(IV)
Headings – Headings of Articles and Sections and the insertion of a Table of Contents are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(V)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(VI)
No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(VII)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(VIII)
Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.  The Parties agree to replace any such restricted, prohibited or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of such restricted, prohibited or unenforceable provision.

(IX)
Statutory references – A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

(X)	Time – Time is of the essence in the performance of the Parties’ respective obligations.

(XI)
Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(c)  Entire Agreement

This Agreement and the agreements and the other letters and documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise.  There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any other letter or document required to be delivered pursuant to this Agreement.

14. THE AMALGAMATION

(a)  Amalgamation

The Amalgamating Companies hereby agree to amalgamate effective on the Effective Date in accordance with the provisions of the OBCA and to continue as one corporation on the terms and conditions set forth in this Agreement.

(b)  Name

The name of the amalgamated company shall be “Polar Wireless Corporation”.

(c)  Registered Office

Unless changed by the directors of New Polar, the address of the registered office of New Polar shall be 136 Yorkville Avenue, Toronto, Ontario M5R 1C2.

(d)  Business and Powers

There shall be no restrictions on the business New Polar may carry on or on the powers it may exercise.

(e)  Authorized Share Capital

Upon the Amalgamation, New Polar shall be authorized to issue: (a) an unlimited number of Common Shares; (b) an unlimited number of Class A Shares; (c) an unlimited number of Class B Shares; (d) an unlimited number of Class A Exchangeable Shares; and (e) an unlimited number of Class B Exchangeable Shares.  The Common Shares, the Class A Shares, the Class B Shares, the Class A Exchangeable Shares and the Class B Exchangeable Shares shall have attached thereto the rights, privileges, restrictions and conditions respectively as set out in Appendix 1 hereto.

(f)  Share Restrictions

There shall be no restrictions on the ownership of shares of New Polar.

(g)  Number of Directors

The board of directors of New Polar will, until otherwise changed in accordance with the OBCA, consist of a minimum of one and a maximum of ten directors. The number of directors of New Polar will initially be three.

(h)  Initial Director

The first director of New Polar shall be the person whose name, address and resident Canadian status is set out below:

Name	Address	Resident Canadian
Shane G. Carroll	3044 Bloor Street West, Suite 317 Toronto, Ontario M8X 2Y8	Yes

This director will hold office from the Effective Date until the close of business of the annual meeting of shareholders of New Polar first following the date of this Agreement or until his successor is elected or appointed.

(i)  By-laws

The by-laws of New Polar shall be the by-laws of Subco in effect immediately prior to the Amalgamation.

(j)  Fiscal Year

The fiscal year of New Polar shall terminate on the 31st day of April in each year.

(k)  Initial Officers

Until changed by the directors or until their successors are appointed, from the Effective Date, the officers of New Polar will be as follows:

Name                                                            Office

Shane G. Carroll                                          President

Shane G. Carroll                                          Secretary

(l)  Issuance of Shares on Amalgamation

Upon the Amalgamation:

(a)
each holder of Subco Common Shares outstanding immediately prior to the Amalgamation will receive one fully paid and non-assessable Common Share for each Subco Common Share held and the name of each holder thereof shall be added to the register of holders of Common Shares accordingly and each certificate representing such Subco Common Shares shall continue to evidence ownership of Common Shares;

(b)
each holder of Company Common Shares outstanding immediately prior to the Amalgamation (other than Dissenting Holders who are ultimately entitled to be paid the fair value of his Company Common Shares) will receive one fully paid and non-assessable Class A Share and one fully paid and non-assessable Class B Share for each Company Common Share held and the name of each holder thereof shall be added to the register of holders of Class A Shares and Class B Shares accordingly and each certificate representing Company Common Shares shall continue to evidence ownership of Class A Shares and Class B Shares, provided that if, in respect of any such holder, such a transfer would result in the issue of a fractional Class A Share or Class B Share, then any fractional number of Class A Shares or Class B Shares, as the case may be, equal to or greater than 0.5 will be rounded up to the nearest whole number and less than 0.5 will be rounded down to the nearest whole number; and

(c)
each Dissenting Holder will be entitled to be paid the fair value of his Company Common Shares by New Polar upon completion of the dissent procedures prescribed by, and in accordance with the provisions of the OBCA, and the Company Common Shares held by such Dissenting Holder will be cancelled.

(m)  Share Capital

For purposes of the OBCA and the Tax Act:

(a)	the stated and paid-up capital of the Common Shares issued in connection with the Amalgamation will be $100.00; and

(b)
the stated and paid-up capital of the Class A Shares and the Class B Shares issued in connection with the Amalgamation will be the aggregate sum of the aggregate stated and paid-up capital of all of the outstanding shares of all classes of Subco and the Company for purposes of the Tax Act determined immediately before the Amalgamation, minus the aggregate amount of the stated and paid-up capital in respect of the shares held by Dissenting Holders immediately before the Amalgamation, and minus the amount of stated and paid-up capital of the Common Shares.

(n)  Share Certificates

No certificates will be issued in respect of the Class A Shares or the Class B Shares upon the Amalgamation.

Any certificate representing Company Common Shares not deposited with all other necessary documents prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against New Polar or Polar US, as the case may be. On such date, the Class A Shares, the Class B Shares, the Class A Exchangeable Shares, the Class B Exchangeable Shares, the Polar US Shares and/or the Polar US Preferred Shares, as the case may be, to which the former registered holder of such certificate was entitled shall be deemed to have been surrendered to New Polar or Polar US, together with all dividends, distributions and any interest held for such former registered holder.

(o)  Implementation Steps by the Parties

The Company covenants in favour of Polar US and Subco that the Company shall:

(a)
subject to the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), send to the Director, for endorsement and filing by the Director, the Articles of Amalgamation and such other documents as may be required in connection therewith under the OBCA to give effect to the Amalgamation pursuant to Sections 175 and 176 of the OBCA; and

(b)
permit Polar US (and its counsel) to review and comment upon drafts of all materials to be filed by the Company with the Director or any Governmental Entity in connection with the Amalgamation prior to the filing of such materials.

(p)  Preparation of Filings, etc.

(I)
Polar US, Subco and the Company shall cooperate in: (i) preparation and filing of any documents required by any of them to discharge their respective obligations under Applicable Law in connection with the Amalgamation; and (ii) the taking of all such action as may be required under any applicable securities laws or the OBCA in connection with the Amalgamation.

(II)
Each of Polar US, Subco and the Company shall furnish to the other, on a timely basis, all information as may be reasonably required to effect the actions contemplated by Section 2.16(a), and each covenants that no information so furnished by it in connection with those actions or otherwise in connection with the consummation of the Amalgamation will contain any Misrepresentation.

(III)
Each of Polar US, Subco and the Company shall promptly notify the others if, at any time before the Effective Time, it becomes aware that any filing under Applicable Law in connection with the Amalgamation contains a Misrepresentation or otherwise requires an amendment or supplement. In any such event, each of the Parties will co-operate in the preparation of a supplement or amendment to such document, as the case may be, that corrects the Misrepresentation, and the Company will cause the same to be distributed or otherwise communicated to the any required Persons and filed as required under Applicable Law.

(q)  Dissenting Shareholders

The Company shall give Polar US prompt notice of any written notice of a dissent, withdrawal of such notice and any other instruments served pursuant to such Dissent Rights and received by the Company.

(r)  Closing

The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, as soon as possible following receipt of the Certificate of Amalgamation, but in any event no later than two Business Days after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or on such other date or at such other place as Polar US and the Company may mutually agree in writing (the “Closing Date”).

(s)  Withholding

New Polar shall be entitled to directly or indirectly deduct and withhold from any amount otherwise payable pursuant to this Agreement to any Shareholder such amounts as are entitled or required to be deducted and withheld with respect to the making of such payment under the Tax Act or any other provision of domestic or foreign (whether national, federal, provincial, state, local or otherwise) Applicable Law relating to taxes.  To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Entity directly or indirectly by New Polar, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholders in respect of which such deduction and withholding was made by New Polar provided that such withheld amounts are actually remitted to the appropriate Governmental Entity within the time required and in accordance with the Tax Act or any other provision of domestic or foreign (whether national, federal, provincial, state, local or otherwise) Applicable Law relating to taxes.

15. REPRESENTATIONS AND WARRANTIES OF Polar US AND subco

Each of Polar US and Subco represents and warrants to the Company as follows, and acknowledges that the Company is relying upon these representations and warranties in connection with the entering into of this Agreement:

(a)  Organization

Each of Polar US and Subco is validly existing as a corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its assets and conduct its business as currently owned and conducted. Subco is, and shall be immediately prior to the Effective Time, a “taxable Canadian corporation” (as such term is defined in the Tax Act).

(b)  Compliance with Laws and Licenses

Polar US and Subco are in compliance, in all material respects, with all Applicable Laws, have all licenses, permits, orders or approvals of, and have made all required registrations with, any Governmental Entity that is required in connection with the ownership of their assets or the conduct of their operations and are in compliance, in all material respects, with all such licenses, permits, orders, approvals and registrations. To the knowledge of Polar US and Subco, neither Polar US or Subco has received any notice, whether written or oral, of revocation or non-renewal of any such licenses, permits, orders, approvals or registrations, or of any intention of any Governmental Entity to revoke or refuse to renew any of such licenses, permits, orders, approvals or registrations, and Polar US and Subco have no reason to believe that all such licenses, permits, orders, approvals and registrations shall not continue to be effective or any required renewals thereof shall not be available in order for Polar US and Subco to continue to conduct their respective businesses as they are currently being conducted.

(c)  Capitalization

(I)
As of the date hereof, the authorized share capital of Polar US consists of 200,000,000 Polar US Shares and 10,000,000 Polar US Preferred Shares, of which 68,000,000 Polar US Shares are issued and outstanding.

Except as contemplated herein in respect of the issue of Polar US Shares and Polar Preferred Shares on exchange of Class A Exchangeable Shares and Class B Exchangeable Shares, respectively, and the issuance of an aggregate of Polar US Preferred Shares to third parties as part of their finders’ fee in connection with the transactions contemplated hereby, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Polar US to issue or sell any shares or other equity interest of Polar US or securities or obligations of any kind convertible into or exchangeable for any shares or other equity interest of Polar US, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Polar US.

(II)
All outstanding Polar US Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Polar US having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Polar US Shares on any matter. There are no outstanding contractual obligations of Polar US to repurchase, redeem or otherwise acquire any outstanding Polar US Shares.

(d)  Capitalization of Subco

(I)	As of the date hereof, the authorized share capital of Subco consists of an unlimited number of Subco Common Shares, of which one Subco Common Share is issued and outstanding and held by Callco.

(II)
There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Subco to issue or sell any shares or other equity interest of Subco or securities or obligations of any kind convertible into or exchangeable for any shares or other equity interest of Subco, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Subco.

(III)
All outstanding Subco Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Subco having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the shareholders of Subco on any matter. There are no outstanding contractual obligations of Subco to repurchase, redeem or otherwise acquire any outstanding Subco Common Shares.

(e)  Authority Relative to this Agreement

Each of Polar US and Subco has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Polar US and Subco and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized, and no other corporate proceedings on the part of Polar US or Subco are necessary to authorize this Agreement and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Polar US and Subco and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Law relating to or affecting creditors’ rights generally and to general principles of equity. The execution and delivery by each of Polar US and Subco of this Agreement and performance by each of them of their obligations hereunder and the completion of the Amalgamation, will not:

(I)  result in a material violation or breach of, require any consent to be obtained (except as contemplated hereunder) under or give rise to any termination rights under any provision of:

(1)	any Applicable Law; or

(2)	any material contract, agreement, license, franchise or permit to which Polar US or Subco are bound or are subject;

(II)
give rise to any right of termination or acceleration of any material indebtedness, or cause any material third party indebtedness to come due before its stated maturity or cause any material available credit to cease to be available; or

(III)
result in the imposition of any Encumbrance upon any of Polar US’s or Subco’s assets or restrict, hinder, impair or limit in any material respect the ability of either of them to carry on their respective business as and where it is now being carried on.

(f)  No Brokers

No broker, finder or investment banker of Polar US or Subco is entitled to any brokerage, finder’s or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Amalgamation and the transactions contemplated hereby.

16. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Polar US and Subco as follows, and acknowledges that Polar US and Subco are relying upon these representations and warranties in connection with the entering into of this Agreement:

(a)  Organization

The Company is validly existing as a corporation under the OBCA and has full corporate power and authority to own its assets and conduct its business as currently owned and conducted.  The Company is qualified to carry on its business as currently conducted, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary.

(b)  Compliance with Laws and Licenses

The Company is in compliance, in all material respects, with all Applicable Laws, has all licenses, permits, orders or approvals of, and has made all required registrations with, any Governmental Entity that is required in connection with the ownership of its assets or the conduct of its operations and is in compliance in all material respects, with all such licenses, permits, orders, approvals and registrations. To the knowledge of the Company, the Company has not received any notice, whether written or oral, of revocation or non-renewal of any such licenses, permits, orders, approvals or registrations, or of any intention of any Governmental Entity to revoke or refuse to renew any of such licenses, permits, orders, approvals or registrations, and the Company has no reason to believe that all such licenses, permits, orders, approvals and registrations shall not continue to be effective or any required renewals thereof shall not be available in order for the Company to continue to conduct its business as it is currently being conducted.

(c)  Capitalization of the Company

(I)
As of the date hereof, the authorized share capital of the Company consists of an unlimited number of Company Common Shares, of which 12,000,000 Company Common Shares are issued and outstanding. All Company Common Shares issuable upon the exercise of outstanding stock options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable.

(II)
There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Company to issue or sell any shares or other equity interest of the Company or securities or obligations of any kind convertible into or exchangeable for any shares or other equity interest of the Company, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company.

(III)
All outstanding Company Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of the Company having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the Shareholders on any matter. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding Company Common Shares.

(d)  Authority Relative to this Agreement

The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the Board.  Subject to obtaining the Shareholder approvals referred to herein, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to general principles of equity.  The execution and delivery by the Company of this Agreement and performance by it of its obligations hereunder and the completion of the Amalgamation, will not:

(I)  result in a material violation or breach of, require any consent to be obtained (except as contemplated hereunder) under or give rise to any termination rights under any provision of:

(1)	any Applicable Law; or

(2)	any material contract, agreement, license, franchise or permit to which the Company is bound or is subject;

(II)
give rise to any right of termination or acceleration of any material indebtedness, or cause any material third party indebtedness to come due before its stated maturity or cause any material available credit to cease to be available; or

(III)
result in the imposition of any Encumbrance upon any of the Company’s assets or restrict, hinder, impair or limit in any material respect the ability of the Company to carry on their respective business as and where it is now being carried on.

(e)  Intellectual Property

(a)
The Company has provided Polar US with a full, complete, accurate and true list of the Intellectual Property.  The Intellectual Property comprises all intellectual property owned, acquired, discovered, created or developed by or on behalf of the Company or the Business, or in which the Company has any rights.

(b)
The Company owns exclusively and has good title to the Intellectual Property. No Person other than the Company has any rights in any of the Intellectual Property. The Company has not incorporated or used any Intellectual Property of any other Person in any of its products or in creating any of the Intellectual Property.

(c)	The Intellectual Property is free and clear of all Encumbrances and co-ownership interests. No Person other than the Company has any right to use any of the Intellectual Property.

(d)
To the knowledge of the Company, the conduct of the Business, and the use of the Intellectual Property in connection therewith, does not conflict with or infringe any intellectual property rights of any Person, and the Company has not received notice from any other Person pertaining to or challenging the right of the Company to use any of the Intellectual Property.

(e)	To the knowledge of the Company, no Person is engaging in any activity that infringes the Intellectual Property.

(f)
The Intellectual Property is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part. No cancellation, termination, expiration or abandonment of the Intellectual Property is anticipated by the Company.

(g)
To the knowledge of the Company, there is no suit, action, proceeding, charge, hearing, investigation, complaint, claim, demand or notice, including appeals and applications for review, in progress, pending or threatened against or relating to the Company or the Business or affecting the Intellectual Property, including challenges to the legality, validity, enforceability, use or ownership of the Intellectual Property.

(h)
To the knowledge of the Company, there is not presently outstanding against the Company or the Business any judgment, decree, injunction, ruling, charge or order of any Governmental Authority relating to or affecting the Intellectual Property.

(i)	The Company has not transferred ownership of, or granted any licence of or right to use, or authorized the retention of any rights to use any Intellectual Property to any other Person.

(f)  No Brokers

Except as referred to herein and disclosed to the parties, no broker, finder or investment banker of the Company is entitled to any brokerage, finder’s or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Amalgamation and the transactions contemplated hereby.

17. COVENANTS

(a)  Conduct of Business by the Company

During the period commencing on the date hereof and continuing until the Effective Time, unless Polar US shall otherwise agree in writing or as otherwise expressly permitted by this Agreement:

(a)
the Company shall conduct its business only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business consistent with past practice;

(b)
the Company shall not directly or indirectly do or permit to occur any of the following: (i) issue, sell, pledge, dispose of, encumber, agree or offer to issue, sell, pledge, dispose of or encumber (any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, the Company; (ii) amend or propose to amend the articles, by-laws or other constating documents of the Company; (iii) split, combine or reclassify any outstanding Company Common Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Company Common Shares; (iv) redeem, purchase or offer to purchase any Company Common Shares, options or other securities of the Company; or (v) reduce the stated capital of the Company;

(c)
the Company shall: (i) use its commercially reasonable efforts to preserve intact its business organization and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with them; and (ii) not take any action which would, or which reasonably may be expected to (A) render any representation or warranty made by it in this Agreement untrue, or (B) interfere with or delay the completion of the Amalgamation;

(d)	the Company shall not reorganize, amalgamate or merge the Company with any other Person; and

(e)
the Company shall not settle or compromise any (i) material claim, litigation or arbitration proceeding related to the Company; or (ii) any claim, litigation or arbitration proceeding brought by any present, former or purported holder of any securities of the Company in connection with the transactions contemplated by this Agreement.

(b)  Conduct of Business by Polar US

During the period commencing on the date hereof and continuing until the Effective Time, unless the Company shall otherwise agree in writing or as otherwise expressly permitted by this Agreement:

(I)
Polar US shall, and shall cause each of its Subsidiaries (including Subco) to, conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business consistent with past practice;

(II)
Polar US shall not directly or indirectly do or permit to occur any of the following: (i) issue, sell, pledge, dispose of, encumber, agree or offer to issue, sell, pledge, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, dispose of, encumber, agree or offer to issue, sell, pledge, dispose of or encumber) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, Polar US or any of its Subsidiaries; (ii) amend or propose to amend the articles, by-laws or other constating documents of Polar US or its Subsidiaries; (iii) split, combine or reclassify any outstanding shares of common stock of Polar US, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or offer to purchase any shares of common stock, options or other securities of Polar US; or (v) reduce the stated capital of Polar US;

(III)
Polar US shall: (i) use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their respective business organisations and goodwill, to keep available the services of its and their officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with them; and (ii) not take any action, or permit any of its Subsidiaries to take any action, which would, or which reasonably may be expected to (A) render any representation or warranty made by it in this Agreement untrue, or (B) interfere with or delay the completion of the Amalgamation;

(IV)	Polar US shall not, and shall cause each of its Subsidiaries not to, reorganize, amalgamate or merge Polar US or any of its Subsidiaries with any other Person; and

(V)
Polar US shall not settle or compromise any (i) material claim, litigation or arbitration proceeding related to Polar US or any of its Subsidiaries; or (ii) any claim, litigation or arbitration proceeding brought by any present, former or purported holder of any securities of Polar US in connection with the transactions contemplated by this Agreement.

(c)  Access Rights

(a)
Subject to Applicable Law and upon reasonable notice, the Company agrees to provide Polar US and its representatives with reasonable access (without undue disruption to the conduct of the Company’s business) during normal business hours to all books, records, information and files in its possession and control, its employees and  the properties of the Company and its Subsidiaries in order to allow Polar US to conduct such reasonable investigations as Polar US may consider reasonably necessary or advisable for strategic planning and other valid business reasons.  The Company further agrees to use commercially reasonable efforts to assist Polar US in any such investigations which Polar US may wish to conduct, provided that such investigations shall not mitigate, diminish or affect the representations and warranties of the Company contained in this Agreement or any document or certificate given pursuant hereto.

(b)
Subject to Applicable Law and upon reasonable notice, Polar US agrees to provide the Company and its representatives with reasonable access (without undue disruption to the conduct of Polar US’s business) during normal business hours to all books, records, information and files in its possession and control, its employees and  the properties of Polar US and its Subsidiaries (including Subco) in order to allow the Company to conduct such reasonable investigations as the Company may consider reasonably necessary or advisable for strategic planning and other valid business reasons.  Polar US further agrees to use commercially reasonable efforts to assist the Company in any such investigations which the Company may wish to conduct, provided that such investigations shall not mitigate, diminish or affect the representations and warranties of Polar US or Subco contained in this Agreement or any document or certificate given pursuant hereto.

(d)  Termination of IP Sale Agreement

Each of the Company and Polar US agree that the IP Sale Agreement is hereby terminated in its entirety, effective immediately, and neither party has any obligations outstanding to the other thereunder.

18. CONDITIONS OF THE AMALGAMATION

(a)  Conditions to the Obligations of Each Party

The obligations of Polar US and Subco, on the one hand, and the Company, on the other hand, to complete the transactions contemplated hereby are subject to the satisfaction at or before the Effective Time of the following conditions, any of which may be waived in writing by the mutual consent of Polar US and the Company:

(I)	the Transaction Resolution shall have been approved;

(II)
no suit, action or proceeding shall be pending or threatened by a Governmental Entity seeking (i) to prevent consummation of the Amalgamation; (ii) to obtain from the Parties any material damages directly or indirectly in connection with the Amalgamation; or (iii) to restrain or prohibit the Company’s or Subco’s ownership or operation (or that of their respective Subsidiaries) of any material portion of the business or material assets of the Company or its Subsidiaries;

(III)	no Applicable Law or order shall prohibit the consummation of the Amalgamation; and

(IV)	the Articles of Amalgamation shall be in form and content consistent with this Agreement and satisfactory to each of Polar US and the Company, each acting reasonably.

(b)  Conditions to the Obligations of Polar US and Subco

The obligations of Polar US and Subco to complete the transactions contemplated hereby are subject to the satisfaction at or before the Effective Time of the following further conditions for the exclusive benefit of Polar US and Subco, any of which may be waived in writing by Polar US and Subco (in their sole discretion):

(I)
the representations and warranties of the Company set forth in Article 4 shall be true and correct at and as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent that such representations and warranties refer specifically to an earlier date, in which case as of such earlier date);

(II)	the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(III)
all Authorizations that are necessary to implement the Amalgamation shall have been obtained or received on terms that are satisfactory to Polar US, acting reasonably, and evidence of same shall have been delivered to Polar US;

(IV)
Shareholders shall not have exercised Dissent Rights in connection with the transactions contemplated hereby, other than Shareholders holding in the aggregate no more than 5% of the outstanding Company Common Shares as of the Effective Time; and

(V)	Polar US shall have received resignations and releases in favour of the Company, to be effective as of the Closing Date, from each of the members of the Board.

(c)  Conditions to the Obligation of the Company

The obligation of the Company to complete the transactions contemplated hereby is subject to the satisfaction at or before the Effective Time of the following further conditions for the exclusive benefit of the Company, any of which may be waived in writing by the Company (in its sole discretion):

(I)
the representations and warranties of Polar US and Subco set forth in Article 3 shall be true and correct at and as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent that such representations and warranties refer specifically to an earlier date, in which case as of such earlier date);

(II)	Polar US and Subco shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

(III)	Polar US and Callco shall have executed and delivered the Support Agreement.

(d)  Satisfaction of Conditions

Each Party shall use its commercially reasonable efforts to satisfy the conditions contained in this Article 6. No Party may rely upon the failure to satisfy any of the conditions precedent in  this Article 6 if the condition precedent would have been satisfied but for a material default by such Party in complying with its obligations set forth in this Agreement.

19. OTHER COVENANTS

(a)  Further Assurances

Subject to the conditions herein provided, each Party agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the transactions contemplated by the Amalgamation and this Agreement, including the execution and delivery of such documents as the other Parties may reasonably require, and using commercially reasonable efforts to obtain all necessary waivers, consents, rulings, orders and approvals and to effect all necessary registrations and filings, including  filings under Applicable Law and submissions of information requested by Governmental Entities in connection with the Amalgamation.

(b)  Notification of Certain Matters

Each Party shall give prompt notice to the others of:  (a) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (b) the occurrence or existence of any fact or circumstance which would, or which reasonably may be expected to, render any representation or warranty made by it hereunder untrue.

(c)  Indemnification

(I)
The Parties agree that all rights to indemnification existing in favour of the present and former directors and officers of the Company and present and former directors and officers of the Company serving or who served at the request of the Company as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (each such present or former director or officer of the Company being herein referred to as an “Indemnified Party” and such Persons collectively being referred to as the “Indemnified Parties”) as in effect as of the Effective Time shall survive and shall continue in full force and effect and without modification, and Polar US shall cause the Company, and any successor to the Company, to honour such rights of indemnification and indemnify in favour of the Indemnified Parties pursuant thereto, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time, for a period of not less than the limitation period under the statutes of limitation applicable to such matters.

(II)
In the event that Polar US or any of its successors or assigns: (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successor or assignee of Polar US (as the case may be) assumes the obligations set forth in this Section 7.3.

(III)
The provisions of this Section 7.3 are:  (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, executors, administrators and other legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise, and such rights shall be held by the Company, and any successor to the Company, in trust for such Persons, provided however that no approval of any beneficiary of such trust shall be required in connection with an amendment or variation of this Section 7.3 prior to the Effective Date.

(d)  Joint Election

Eligible holders of Class A Shares who receive Class A Exchangeable Shares on the redemption of their Class A Shares shall be entitled to make an income tax election pursuant to section 85 of the Tax Act (and the analogous provision of provincial income tax law) with respect to the transfer of their Class A Shares to New Polar by providing two signed copies of the necessary election forms to New Polar within sixty (60) days following the Effective Time, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the Tax Act (or applicable provincial income tax law), Polar US will cause the forms to be signed by New Polar and returned to such holders of Class A Exchangeable Shares (within 30 days after the receipt thereof) for filing with Canada Revenue Agency (or the applicable provincial taxing authority). With the exception of execution or causing execution of the election by New Polar, compliance with the requirements for a valid election shall be the sole responsibility of the holder making the election.

Eligible holders of Class B Shares who receive Class B Exchangeable Shares on the redemption of their Class B Shares shall be entitled to make an income tax election pursuant to section 85 of the Tax Act (and the analogous provision of provincial income tax law) with respect to the transfer of their Class B Shares to New Polar by providing two signed copies of the necessary election forms to New Polar within sixty (60) days following the Effective Time, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the Tax Act (or applicable provincial income tax law), Polar US will cause the forms to be signed by New Polar and returned to such holders of Class B Exchangeable Shares (within 30 days after the receipt thereof) for filing with Canada Revenue Agency (or the applicable provincial taxing authority). With the exception of execution or causing execution of the election by New Polar, compliance with the requirements for a valid election shall be the sole responsibility of the holder making the election.

20. TERMINATION

(a)  Termination

This Agreement may be terminated at any time prior to the Effective Time:

(I)	by mutual written consent of Polar US and the Company;

(II)	by Polar US or the Company, if:

(1)
the Effective Date has not occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party whose breach of any representation and warranty or failure to fulfill any obligation, covenant or agreement set forth in this Agreement or whose other action has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such Outside Date; or

(2)
a Governmental Entity shall have issued, enacted, promulgated, enforced or entered any Applicable Law or taken any other action, in any case having the effect of making illegal or permanently restraining, enjoining or otherwise prohibiting the consummation of the Amalgamation;

(III)
by Polar US, if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform: (i) would cause any of the conditions set forth in Section 6.2 not to be satisfied; and (ii) cannot be cured or, if curable, is not cured within thirty (30) days after written notice of such breach is given to the Company by Polar US; or

(IV)
by the Company, if Polar US or Subco has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform: (i) would cause any of the conditions set forth in Section 6.3 not to be satisfied; and (ii) cannot be cured or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Polar US and Subco by the Company.

(b)  Effect of Termination

If this Agreement is terminated as provided in Section 8.1, there shall be no liability or further obligation on the part of any Party or any of their respective shareholders, officers or directors, except for:

(I)	liability arising from a breach of any representations, warranties or covenants in this Agreement or common law fraud; and

(II)	the provisions of Section 9.1 and the obligation of Polar US under Section 7.4 in connection therewith, each of which shall remain in full force and effect and shall survive any such termination.

21. GENERAL PROVISIONS

(a)  Expenses

Each Party shall bear and pay all costs, expenses and fees incurred by it in connection with the transactions contemplated hereby. Provided that the Amalgamation is completed, New Polar shall pay the holders of Company Common Shares who duly exercise their Dissent Rights in accordance with the OBCA, instead of the Company.

(b)  Public Statements

Except as required by Applicable Law or stock exchange rules, none of the Parties shall make any public announcement or any general communications to the Company’s employees with respect to the Amalgamation or this Agreement without the approval of Polar US and the Company (such approval not to be unreasonably withheld or delayed). Moreover, in any event, each Party agrees to give prior notice to the other of any public announcement relating to the Amalgamation and agrees to consult with each other prior to issuing each such public announcement.

(c)  Remedies

The Parties acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm.  Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the non-breaching Parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.  Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

(d)  Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, if not, then the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt (if a Business Day, if not then the next succeeding Business Day) unless actually received after 5:00 p.m. (Toronto time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service for each of the Parties shall be as follows:

(I)	if to the Company:

22303354 Ontario Inc.
951 Wilson Avenue
Suite 17
Toronto, Ontario
M3K 2A7
Attention:    Vladimir Aleynikov

(II)	if to Polar US or Subco:

Polar US, Inc.
c/o 136 Yorkville Avenue
Toronto, Ontario
M5R 1C2
Attention:    Shane G. Carroll

With a copy to:

Goodmans LLP
Suite 3400
Bay Adelaide Centre
333 Bay Street
Toronto, ON  M5H 2S7
Attention:    Avi S. Greenspoon
Fax:    (416) 979-1234

(e)  Assignment

This Agreement: (a) is not intended to confer upon any other Person any rights or remedies hereunder, except for the indemnification rights referred to in Section 7.3; and (b) shall not be assigned by operation of law or otherwise.

(f)  Amendment

This Agreement may not be amended except by a document signed by each of the Parties.

(g)  Attornment

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement.  Each of the Parties attorns to the jurisdiction of the courts of the Province of Ontario.

(h)  Appointment of Agent for Service

Polar US hereby nominates, constitutes and appoints Goodmans LLP, of the City of Toronto, its true and lawful agent to accept service of process and to receive all lawful notices in respect of any action arising under this Agreement (other than any notice that is to be given by one Party to another pursuant to Section 9.4).  Until due and lawful notice of the appointment of another and subsequent agent in the Province of Ontario has been given to and accepted by the Company, service of process or of papers and such notices upon Goodmans LLP will be accepted by Polar US as sufficient service.

(i)  Enurement

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

(j)  Waiver

At any time prior to the Effective Time, any Party may: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; or (b) waive compliance with any of the agreements of the other Party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

(k)  Counterparts

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

*                      *                      *

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the date first above written.

POLAR WIRELESS CORPORATION
Per:
Name: Shane G. Carroll Title: President

2230354 ONTARIO INC.
Per:
Name: Vladimir Aleynikov Title: Director

POLAR WIRELESS CORP.
Per:
Name: Title:

APPENDIX 1

APPENDIX 2

APPENDIX 3

Class A Preferred Stock

1.  Non-Voting

Subject to the provisions of the laws governing the Corporation, as now existing or hereafter amended, the holders of the Class A Preferred Stock shall not be entitled as such to receive notice of or to attend any meeting of stockholders of the Corporation and shall not be entitled to vote at any such meeting.

  2.  Dividends

Subject to the prior rights of the holders of any stock ranking senior to the Class A Preferred Stock with respect to priority in the payment of dividends, but in priority to the holders of the Common Stock, the holders of the Class A Preferred Stock shall be entitled to receive dividends and the Corporation shall pay dividends thereon, if, as and when declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the directors may declare on the Class A Preferred Stock shall be declared and paid in equal amounts per stock on all Class A Preferred Stock at the time outstanding.

3.  Right of Conversion

The holders of Class A Preferred Stock have the right, at the option of the holder, at any time and from time to time, to convert such shares of Class A Preferred Stock into fully paid and non-assessable Common Stock on the basis of one share of Common Stock for each share of Class A Preferred Stock converted at the exercise price of US$1.00 per share of Class A Preferred Stock being converted into Common Stock (the “Exercise Price”).

4.  Conversion Procedure

The conversion rights provided for in Section 3 may be exercised by notice in writing given to the Corporation at its registered office, accompanied by the certificate or certificates representing the shares of Class A Preferred Stock in respect of which the holder thereof desires to exercise such right of conversion and payment of the Exercise Price.  The notice shall be signed by such holder or its duly authorized attorney, as applicable, and shall specify the number of shares of Class A Preferred Stock that the holder desires to convert. If less than all the Class A Preferred Stock represented by any certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class A Preferred Stock which are not to be converted. On any conversion of Class A Preferred Stock, the Common Stock resulting therefrom shall be registered in the name of the registered holder of the Class A Preferred Stock converted or, subject to payment by the registered holder of any stock transfer or other applicable taxes, in such name or names as such registered holder may direct in writing. The right of a registered holder of Class A Preferred Stock to convert such stock into Common Stock shall be deemed to have been exercised, and the registered holder of the Class A Preferred Stock to be converted (or any person or persons in whose name or names such registered holder shall have directed Common Stock to be registered) shall be deemed to have become a holder of Common Stock of record for all purposes, on the date of surrender of the certificate(s) representing the Class A Preferred Stock to be converted accompanied by notice in writing as referred to above.

5.  Redemption at the Option of the Corporation

(i)
The Corporation may, at any time, and from time to time, upon giving notice as hereinafter provided, redeem the whole or any part of the Class A Preferred Stock then outstanding at a price per share of Class A Preferred Stock equal to US$1.90, together with all declared and unpaid dividends thereon, if any, less any amount distributed in respect of such Class A Preferred Stock as a reduction of stated capital (the “Class A Redemption Amount”).

(ii)
Before redeeming any Class A Preferred Stock, the Corporation shall give not less than seven (7) days’ notice in writing of such redemption to the registered holders of the stock to be redeemed; such notice shall set out the Class A Redemption Amount, the date on which the redemption is to take place (the “Class A Redemption Date”) and, if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.  On or after the Class A Redemption Date, the Corporation shall pay or cause to be paid to the registered holders of the shares to be redeemed the Class A Redemption Amount in respect of each share to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed.  In case a part only of the outstanding Class A Preferred Stock is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine, or as nearly as may be pro rata (disregarding fractions) according to the number of Class A Preferred Stock held by each holder.

(iii)
Payment of the aggregate Class A Redemption Amount for such shares being redeemed shall be made by check payable at any branch of the Corporation’s bankers for the time being in the United States of America.

(iv)
The Corporation shall have the right, exercisable at any time, to deposit the aggregate Class A Redemption Amount of the shares called for redemption and not yet redeemed at the date on which such deposit is made, in a special account with any bank or trust company in the United States of America named in the notice of redemption to be paid, without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon the later of the date on which such deposit is made and the Class A Redemption Date the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the aggregate Class A Redemption Amount applicable to their respective shares against presentation and surrender of the certificates representing such shares.  Any amounts so deposited and not claimed by a holder of Class A Preferred Stock entitled thereto within six (6) years from the date specified for redemption, shall be returned to the Corporation without prejudice to any right a stockholder may have to receive payment in respect thereof.

(v)
From and after the Class A Redemption Date, the holders of each of the shares called for redemption shall cease to be entitled to dividends thereon and shall not be entitled to any rights in respect of such shares, except to receive the Class A Redemption Amount, unless payment of the Class A Redemption Amount shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected.

6.  Redemption at the Option of the Holder

(a)
A holder of a Class A Preferred Stock shall be entitled at any time and from time to time, after _____, 2011, to require the Corporation to redeem any Class A Preferred Stock registered in the name of such holder at a price per share equal to the Class A Redemption Amount, by delivering to the Corporation at its registered office a written notice (the “Class A Retraction Notice”) specifying:

(A)
that the holder desires to have all or a specified number of shares of such Class A Preferred Stock redeemed by the Corporation on a business day at least seven (7) days from the date of such written notice; and

(B)	the certificate number or numbers representing such shares to be redeemed.

(b)
On or prior to the date specified in the Class A Retraction Notice, the holder shall deliver to the Corporation the certificate or certificates representing the shares of Class A Preferred Stock that are requested to be redeemed, and subject to the provisions of the laws governing the Corporation, as now existing or hereafter amended, and to the provisions hereof, the Corporation shall, on the date specified in the Class A Retraction Notice or such earlier date as agreed to by the Corporation and the holder (the “Class A Retraction Date”), redeem such Class A Preferred Stock, by paying to the holder the aggregate Class A Redemption Amount therefor.

Payment of the Class A Redemption Amount for the shares of Class A Preferred Stock being redeemed shall be made by check payable at any branch of the Corporation’s banker for the time being in the United States of America.

(vi)
If the Corporation is unable to pay the Redemption Amount for any Class A Preferred Stock duly presented and surrendered to the Corporation for redemption in accordance with the foregoing, subject to the provisions of the laws governing the Corporation, as now existing or hereinafter amended, it will declare and pay to the holders of such Class A Preferred Stock a dividend in an amount equal to 7% of the Class A Redemption Amount per annum commencing on the first anniversary following such presentation and surrender.

(vii)
Subject to paragraphs 6(f) and 6(g) below, a share of Class A Preferred Stock so presented and surrendered for redemption shall be, and shall be deemed to be, redeemed on the Class A Retraction Date.  From and after the Class A Retraction Date, the holder of any Class A Preferred Stock represented by a certificate so presented and surrendered to the Corporation for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of a stockholder in respect thereof, except to receive the Class A Redemption Amount, unless payment of the Class A Redemption Amount is not duly made by or on behalf of the Corporation in accordance with the foregoing provisions, in which case the rights of the holder of such shares shall remain unaffected.

(viii)
If the Corporation is prohibited by the laws governing the Corporation, as now existing or hereafter amended, from redeeming on the Class A Retraction Date all Class A Preferred Stock duly presented and surrendered to the Corporation for redemption, it will redeem such number of shares thereof as it is then permitted to redeem, which shall be selected as nearly as may be pro rata from all shares requested to be redeemed (disregarding fractions), and the Corporation shall, unless otherwise required by any holder thereof as set forth in paragraph 6(g) below, continue to hold the certificates representing the Class A Preferred Stock requested to be redeemed and not so redeemed, and on each fiscal quarter thereafter, to the extent it is permitted to do so by the laws governing the Corporation, as now existing or hereafter amended, and by the provisions hereof, the Corporation shall redeem such number of such Class A Preferred Stock not theretofore redeemed or withdrawn, as the directors of the Corporation determine the Corporation is permitted to redeem on such date, until all such shares of Class A Preferred Stock have been so redeemed.  Payment of the Class A Redemption Amount therefor shall be made in the manner as aforesaid.  Upon such payment, the Class A Preferred Stock to be redeemed shall be, and shall be deemed to be, redeemed and such holder shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of a stockholder in respect thereof.

(ix)
A holder of a share of Class A Preferred Stock represented by a certificate surrendered to the Corporation for redemption on a Class A Retraction Date which is not so redeemed shall continue to be entitled to exercise all of the rights of a stockholder in respect of such Class A Preferred Stock.  A holder of a share of Class A Preferred Stock duly presented and surrendered to the Corporation for redemption which is not so redeemed may, at any time before such share is redeemed, by written notice, advise the Corporation that the holder no longer desires such share to be redeemed and require the Corporation to return a certificate for such share, and upon receipt of such written notice, the Corporation shall promptly send to such holder a certificate for such Class A Preferred Stock and thereupon the Corporation shall cease to have any obligation to redeem such share hereunder unless such share is again tendered for redemption by the holder in accordance with the provisions hereof.

7.  Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its stockholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any stock ranking senior to the Class A Preferred Stock with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, but in priority to the holders of the Common Stock, the holders of the Class A Preferred Stock shall be entitled to receive a sum per stock equal to the Class A Redemption Amount and after payment of such amounts so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

Schedule “B”

SUPPORT AGREEMENT

THIS AGREEMENT is made as of the ______ day of ______________, 2011

AMONG:

POLAR WIRELESS CORP., a corporation existing under the laws of the State of Nevada

(“Polar US”)

- and -

2240519 ONTARIO LIMITED, a corporation existing under the laws of the Province of Ontario

(“Callco”)

- and -

2230354 ONTARIO INC., a corporation existing under the laws of the Province of Ontario

(the “Company”)

WHEREAS pursuant to an amalgamation agreement dated the date hereof (the “Amalgamation Agreement”) among Polar Wireless Corporation (“Subco”), Polar US and the Company, the company formed by the amalgamation of Subco and the Company (“New Polar”) is to issue Class A non-voting shares (exercisable into Class A Exchangeable Shares) and Class B non-voting shares (exercisable into Class B Exchangeable Shares) to holders of common shares of the Company pursuant to the amalgamation (the “Amalgamation”) contemplated by the Amalgamation Agreement;

AND WHEREAS it is a condition to the Amalgamation Agreement that Polar US and Callco execute this Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

22. DEFINITIONS AND INTERPRETATION

(a)	Defined Terms

Terms defined in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Class A Exchangeable Shares and the Class B Exchangeable Shares attached as Appendix 1 to the Amalgamation Agreement and as set out in the Articles of Amalgamation of New Polar shall have the same meaning when such capitalized terms are used herein, unless the context requires otherwise.

(b)	Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

(c)	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

(d)	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this Agreement, a “Business Day” means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Toronto, Ontario.

23. COVENANTS OF polar us AND New Polar

(a)	Covenants Regarding Class A Exchangeable Shares

So long as any Class A Exchangeable Shares not owned by Polar US or its Affiliates are outstanding, Polar US will:

(I)
not declare or pay any dividend on the Polar US Shares unless: (i) New Polar shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Class A Exchangeable Shares; and (ii) New Polar shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Class A Exchangeable Shares;

(II)
advise New Polar sufficiently in advance of the declaration by Polar US of any dividend on Polar US Shares and take all such other actions as are reasonably necessary, in cooperation with New Polar, to ensure that the respective declaration date, record date and payment date for a dividend on the Class A Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Polar US Shares;

(III)	ensure that the record date for any dividend declared on Polar US Shares is not less than 10 Business Days after the declaration date of such dividend;

(IV)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit New Polar, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Class A Exchangeable Share (other than Class A Exchangeable Shares owned by Polar US or its Affiliates) upon the liquidation, dissolution or winding-up of New Polar, the delivery of a Retraction Request by a holder of Class A Exchangeable Shares or a redemption of Class A Exchangeable Shares by New Polar, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit New Polar to cause to be delivered Polar US Shares to the holders of Class A Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

(V)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Polar US Shares to the holders of Class A Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be;

(VI)
not (and will ensure that Callco and its Affiliates do not) exercise its vote as a shareholder of New Polar to initiate the voluntary liquidation, dissolution or winding-up of New Polar (or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution, or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs; and

(VII)	waive (and will ensure that Callco and its Affiliates will waive) any entitlement to receive any dividends declared and paid on any Class A Exchangeable Shares held by Polar US and its Affiliates.

(b)	Covenants Regarding Class B Exchangeable Shares

So long as any Class B Exchangeable Shares not owned by Polar US or its Affiliates are outstanding, Polar US will:

(I)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit New Polar, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Class B Exchangeable Share (other than Class B Exchangeable Shares owned by Polar US or its Affiliates) upon the liquidation, dissolution or winding-up of New Polar, the delivery of a Retraction Request by a holder of Class B Exchangeable Shares or a redemption of Class B Exchangeable Shares by New Polar, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit New Polar to cause to be delivered Polar US Preferred Shares to the holders of Class B Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions (once such Polar US Preferred Shares are created);

(II)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered Polar US Preferred Shares to the holders of Class B Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be (once such Polar US Preferred Shares are created); and

(III)
not (and will ensure that Callco and its Affiliates do not) exercise its vote as a shareholder of New Polar to initiate the voluntary liquidation, dissolution or winding-up of New Polar (or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution, or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs.

(c)	Segregation of Funds

Polar US will cause New Polar to deposit a sufficient amount of funds in a separate account of New Polar and segregate a sufficient amount of such other assets and property as is necessary to enable New Polar to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions, as applicable.

(d)	Reservation of Polar US Shares and Polar US Preferred Shares

Polar US hereby represents, warrants and covenants in favour of New Polar and Callco that Polar US will, at all times while any Class A Exchangeable Shares (other than Class A Exchangeable Shares held by Polar US or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights out of its authorized and unissued capital, such number of Polar US Shares (or other shares or securities into which Polar US Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Class A Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Class A Exchangeable Shares issuable upon the exercise of all rights to acquire Class A Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Polar US to meet its obligations under any security or commitment pursuant to which Polar US may now or hereafter be required to issue Polar US Shares to enable and permit Callco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit New Polar to meet its obligations hereunder and under the Exchangeable Share Provisions.

Polar US hereby further represents, warrants and covenants in favour of New Polar and Callco that, once such Polar US Preferred Shares are created, Polar US will, at all times while any Class B Exchangeable Shares (other than Class B Exchangeable Shares held by Polar US or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights out of its authorized and unissued capital, such number of Polar US Preferred Shares (or other shares or securities into which Polar US Preferred Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Class B Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Class B Exchangeable Shares issuable upon the exercise of all rights to acquire Class B Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Polar US to meet its obligations under any security or commitment pursuant to which Polar US may now or hereafter be required to issue Polar US Preferred Shares to enable and permit Callco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit New Polar to meet its obligations hereunder and under the Exchangeable Share Provisions.

(e)	Notification of Certain Events

In order to assist Polar US to comply with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, New Polar will notify Polar US and Callco of each of the following events at the time set forth below:

(I)
in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to New Polar or to effect any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(II)
promptly, upon the earlier of receipt by New Polar of notice of and New Polar otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of New Polar or to effect any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs;

(III)	immediately, upon receipt by New Polar of a Retraction Request;

(IV)	on the same date on which notice of redemption is given to holders of Class A Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(V)	on the same date on which notice of redemption is given to holders of Class B Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(VI)
as soon as practicable upon the issuance by New Polar of any Class A Exchangeable Shares or rights to acquire Class A Exchangeable Shares (other than the issuance of Class A Exchangeable Shares and rights to acquire Class A Exchangeable Shares in connection with the redemption of the outstanding Class A non-voting common shares in the capital of New Polar following the Amalgamation); and

(VII)
as soon as practicable upon the issuance by New Polar of any Class B Exchangeable Shares or rights to acquire Class B Exchangeable Shares (other than the issuance of Class B Exchangeable Shares and rights to acquire Exchangeable Shares in connection with the redemption of the outstanding Class B non-voting common shares in the capital of New Polar following the Amalgamation).

(f)	Delivery of Polar US Shares and Polar US Preferred Shares to New Polar and Callco

In furtherance of its obligations under Sections 2.1(d) and (e) and Sections 2.2(a) and (b) hereof, upon notice from New Polar or Callco of any event that requires New Polar or Callco to cause to be delivered Polar US Shares or Polar US Preferred Shares to any holder of Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, Polar US shall forthwith issue and deliver or cause to be delivered to New Polar or Callco the requisite number of Polar US Shares or (once such Polar US Preferred Shares are created)Polar US Preferred Shares to be received by, and issued to or to the order of, the former holder of the surrendered Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, as New Polar or Callco shall direct. All such Polar US Shares or Polar US Preferred Shares (once such Polar US Preferred Shares are created) shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Polar US Shares or Polar US Preferred Shares, New Polar or Callco, as the case may be, shall pay a cash purchase price (or shall issue shares of New Polar or Callco having a fair market value) equal to the fair market value of such Polar US Shares or Polar US Preferred Shares (once such Polar US Preferred Shares are created), to Polar US, or as Polar US shall direct.

(g)	Economic Equivalence

So long as Class A Exchangeable Shares not owned by Polar US or its Affiliates are outstanding:

(I)
Polar US will not, without prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(1)
issue or distribute Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to the holders of all of the then outstanding Polar US Shares by way of stock dividend or other distribution, other than an issue of Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to holders of Polar US Shares who exercise an option to receive dividends in Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) in lieu of receiving cash dividends;

(2)
issue or distribute rights, options or warrants to the holders of all of the then outstanding Polar US Shares entitling them to subscribe for or to purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares); or

(3)
issue or distribute to the holders of all of the then outstanding Polar US Shares: (A) shares or securities of Polar US of any class other than Polar US Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar US Shares); (B) rights, options or warrants other than those referred to in section 2.7(a)(i) above; (C) evidences of indebtedness of Polar US; or (D) assets of Polar US, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class A Exchangeable Shares.

(II)
Polar US will not, without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(1)	subdivide, redivide or change the then outstanding Polar US Shares into a greater number of Polar US Shares;

(2)	reduce, combine, consolidate or change the then outstanding Polar US Shares into a lesser number of Polar US Shares; or

(3)	reclassify or otherwise change Polar US Shares or effect an amalgamation, merger, reorganization or other transaction affecting Polar US Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class A Exchangeable Shares.

(III)
Polar US will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Polar US (with contemporaneous notification thereof by Polar US to New Polar).

(IV)
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Polar US. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(1)	in the case of any stock dividend or other distribution payable in Polar US Shares, the number of such shares issued in proportion to the number of Polar US Shares previously outstanding;

(2)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares), the relationship between the Canadian Dollar Equivalent of the exercise price of each such right, option or warrant and the Current Market Price of a Polar US Share;

(3)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Polar US of any class other than Polar US Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Polar US or any assets of Polar US), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Polar US Share and the Current Market Price of a Polar US Share;

(4)
in the case of any subdivision, redivision or change of the then outstanding Polar US Shares into a greater number of Polar US Shares or the reduction, combination, consolidation or change of the then outstanding Polar US Shares into a lesser number of Polar US Shares or any amalgamation, merger, reorganization or other transaction affecting Polar US Shares, the effect thereof upon the then outstanding Polar US Shares; and

(5)
in all such cases, the general taxation consequences of the relevant event to holders of Class A Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Polar US Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Class A Exchangeable Shares).

(V)
New Polar agrees that, to the extent required, upon due notice from Polar US, it will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by New Polar, or subdivisions, redivisions or changes are made to the Class A Exchangeable Shares, in order to implement the required economic equivalence with respect to the Polar US Shares and Class A Exchangeable Shares as provided for in this section 2.7.

So long as Class B Exchangeable Shares not owned by Polar US or its Affiliates are outstanding:

Polar US will not, without prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(1)
issue or distribute Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to the holders of all of the then outstanding Polar US Shares by way of stock dividend or other distribution, other than an issue of Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to holders of Polar US Shares who exercise an option to receive dividends in Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) in lieu of receiving cash dividends;

(2)
issue or distribute rights, options or warrants to the holders of all of the then outstanding Polar US Shares entitling them to subscribe for or to purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares); or

(3)
issue or distribute to the holders of all of the then outstanding Polar US Shares: (A) shares or securities of Polar US of any class other than Polar US Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar US Shares); (B) rights, options or warrants other than those referred to in section 2.7(a)(i) above; (C) evidences of indebtedness of Polar US; or (D) assets of Polar US, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class B Exchangeable Shares.

(VI)
Polar US will not, without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(1)	subdivide, redivide or change the then outstanding Polar US Shares into a greater number of Polar US Shares;

(2)	reduce, combine, consolidate or change the then outstanding Polar US Shares into a lesser number of Polar US Shares; or

(3)	reclassify or otherwise change Polar US Shares or effect an amalgamation, merger, reorganization or other transaction affecting Polar US Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class B Exchangeable Shares.

(VII)
Polar US will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Polar US (with contemporaneous notification thereof by Polar US to New Polar).

(VIII)
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Polar US. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(1)	in the case of any stock dividend or other distribution payable in Polar US Shares, the number of such shares issued in proportion to the number of Polar US Shares previously outstanding;

(2)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares), the relationship between the Canadian Dollar Equivalent of the exercise price of each such right, option or warrant and the Current Market Price of a Polar US Share;

(3)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Polar US of any class other than Polar US Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Polar US or any assets of Polar US), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Polar US Share and the Current Market Price of a Polar US Share;

(4)
in the case of any subdivision, redivision or change of the then outstanding Polar US Shares into a greater number of Polar US Shares or the reduction, combination, consolidation or change of the then outstanding Polar US Shares into a lesser number of Polar US Shares or any amalgamation, merger, reorganization or other transaction affecting Polar US Shares, the effect thereof upon the then outstanding Polar US Shares; and

(5)
in all such cases, the general taxation consequences of the relevant event to holders of Class B Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Polar US Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Class B Exchangeable Shares).

(IX)
New Polar agrees that, to the extent required, upon due notice from Polar US, it will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by New Polar, or subdivisions, redivisions or changes are made to the Class B Exchangeable Shares, in order to implement the required economic equivalence with respect to the Polar US Shares and Class B Exchangeable Shares as provided for in this section 2.7.

(h)	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Polar US Shares (an “Offer”) is proposed by Polar US or is proposed to Polar US or its shareholders and is recommended by the board of directors of Polar US, or is otherwise effected or to be effected with the consent or approval of the board of directors of Polar US, and the Class A Exchangeable Shares are not redeemed by New Polar or purchased by Callco pursuant to the Redemption Call Right, Polar US will use its commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Class A Exchangeable Shares (other than Polar US and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Polar US Shares, without discrimination. Without limiting the generality of the foregoing, Polar US will use its commercially reasonable efforts expeditiously and in good faith to ensure that holders of Class A Exchangeable Shares may participate in all such Offers without being required to retract Class A Exchangeable Shares as against New Polar (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of New Polar to redeem (or Callco to purchase pursuant to the Redemption Call Right) Class A Exchangeable Shares, as applicable, in the event of a Polar US Control Transaction.

(i)	Ownership of Outstanding Shares

Without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions, Polar US covenants and agrees in favour of New Polar that, as long as any outstanding Class A Exchangeable Shares are owned by any person other than Polar US or any of its Affiliates, Polar US will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of New Polar and Callco.

Without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions, Polar US covenants and agrees in favour of New Polar that, as long as any outstanding Class B Exchangeable Shares are owned by any person other than Polar US or any of its Affiliates, Polar US will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of New Polar and Callco.

(j)	Polar US and Affiliates Not to Vote Exchangeable Shares

Polar US covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Class A Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Class A Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Polar US further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Class A Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which New Polar may in the future be governed) with respect to any Class A Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Class A Exchangeable Shares.

Polar US further covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Class B Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Class B Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Polar US further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Class B Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which New Polar may in the future be governed) with respect to any Class B Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Class B Exchangeable Shares.

(k)	Specified Amount

The specified amount with respect to a Class A Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) is $1.00, which amount is the fair market value of the consideration for which the Class A Exchangeable Share is issued.

The specified amount with respect to a Class B Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) is $1.00, which amount is the fair market value of the consideration for which the Class B Exchangeable Share is issued.

24. POLAR US SUCCESSORS

(a)	Certain Requirements in Respect of Combination, etc.

Polar US shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(I)
such other person or continuing corporation (the “Polar US Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Polar US Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Polar US Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Polar US under this Agreement; and

(II)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

(b)	Vesting of Powers in Successor

Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon such Polar US Successor shall possess and from time to time may exercise each and every right and power of Polar US under this Agreement in the name of Polar US or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Polar US or any officers of Polar US may be done and performed with like force and effect by the directors or officers of such Polar US Successor.

(c)	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Polar US with or into Polar US or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Polar US provided that all of the assets of such subsidiary are transferred to Polar US or another wholly-owned direct or indirect subsidiary of Polar US and any such transactions are expressly permitted by this Article 3.

25. GENERAL

(a)	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Class A Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class A Exchangeable Shares) or Class B Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class B Exchangeable Shares) are held by any person other than Polar US and any of its Affiliates.

(b)	Changes in Capital of Polar US and New Polar

At all times after the occurrence of any event contemplated pursuant to sections 2.7 or 2.8 hereof or otherwise, as a result of which Polar US Shares, Polar US Preferred Shares, Class A Exchangeable Shares, Class B Exchangeable Shares or any of them are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Polar US Shares, the Polar US Preferred Shares, the Class A Exchangeable Shares and/or the Class B Exchangeable Shares are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

(c)	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

(d)	Amendments, Modifications

This Agreement may not be amended or modified except by an agreement in writing executed by New Polar, Callco and Polar US and approved by, as applicable, the holders of the Class A Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions or the holders of the Class B Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions.

(e)	Administrative Amendments

Notwithstanding the provisions of section 4.4, the parties may in writing at any time and from time to time, without the approval of, as applicable, the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares, amend or modify this Agreement for the purposes of:

(I)
adding to the covenants of any or all parties provided that the board of directors of each of New Polar, Callco and Polar US shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares;

(II)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of New Polar, Callco and Polar US, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares; or

(III)
making such changes or corrections which, on the advice of counsel to New Polar, Callco and Polar US, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of New Polar, Callco and Polar US shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares.

(f)	Meeting to Consider Amendments

New Polar, at the request of Polar US, shall call a meeting or meetings of the holders of the Class A Exchangeable Shares and/or or the Class B Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of New Polar, the Exchangeable Share Provisions and all applicable laws.

(g)	Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

(h)	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

(i)	Notices to Parties

All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

(a)           if to Polar US or to Callco, to:
c/o 136 Yorkville Avenue
Toronto, Ontario
M5R 1C2
Attention:   Shane G. Carroll
with a copy (which shall not constitute notice) to:

Goodmans LLP
Suite 3400
Bay Adelaide Centre
333 Bay Street
Toronto, ON  M5H 2S7
Attention:   Avi S. Greenspoon
Fax:  (416) 979-1234

 (b)           if to New Polar, to:
c/o 136 Yorkville Avenue
Toronto, Ontario
M5R 1C2
Attention:   Shane G. Carroll

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

(j)	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

(k)	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(l)	Attornment

Polar US agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said court, and not to seek, and hereby waives any review of the merits of any such judgment by the courts of any other jurisdiction. Polar US hereby appoints New Polar at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

POLAR WIRELESS CORP.

Per:
Name:
Title:

2240519 ONTARIO LIMITED

Per:
Name: Shane G. Carroll
Title: President

2230354 ONTARIO INC.

Per:
Name: Vladimir Aleynikov
Title: Director

Schedule “C”

EXCHANGE TRUST AGREEMENT

THIS AGREEMENT made as of this ____ day of _________________, 2011

AMONG:

2230354 ONTARIO INC., a corporation existing under the laws of the Province of Ontario

(the “Company”)

- and -

POLAR WIRELESS CORP., a corporation existing under the laws of the State of Nevada

(“Polar US”)

- and -

2240519 ONTARIO LIMITED, a corporation existing under the laws of the Province of Onatrio

(the “Trustee”)

WHEREAS pursuant to an amalgamation agreement dated the date hereof (the “Amalgamation Agreement”) among Polar Wireless Corporation (“Subco”), Polar US and the Company, the company formed by the amalgamation of Subco and the Company (“New Polar”) is to issue Class A non-voting shares (which are exercisable into Class A Exchangeable Shares) and Class B non-voting shares (which are exercisable into Class B Exchangeable Shares) to holders of common shares of the Company pursuant to the amalgamation contemplated by the Amalgamation Agreement;

AND WHEREAS it is a condition to the Amalgamation Agreement that Polar US and the Trustee execute this Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

26. DEFINITIONS AND INTERPRETATION

(a)	Definitions

In this Agreement, the following terms shall have the following meanings:

“Affiliate” means an affiliated body corporate; one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person, and if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

“Automatic Exchange Right” means the benefit of the obligation of Polar US to effect the automatic exchange of Polar US Shares for Class A Exchangeable Shares pursuant to section 3.11.

“Polar US Affiliates” means Affiliates of Polar US.

“Polar US Liquidation Event” has the meaning ascribed thereto in section 3.11(b).

“Polar US Liquidation Event Effective Date” has the meaning ascribed thereto in section 3.11(c).

“Polar US Shares” has the meaning ascribed thereto in the Amalgamation Agreement.

“Polar US Successor” has the meaning ascribed thereto in section 8.1(a).

“Beneficiaries” means the registered holders, from time to time, of Class A Exchangeable Shares and Class B Exchangeable Shares, other than Polar US and its Affiliates.

“Board of Directors” means the Board of Directors of New Polar.

“Business Day” means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Toronto, Ontario.

“Callco” means 2240519 Ontario Limited, a corporation existing under the laws of the Province of Ontario, and a direct wholly-owned subsidiary of Polar US.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Class A Exchangeable Shares” means the Class A exchangeable shares in the capital of New Polar, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“Class B Exchangeable Shares” means the Class B exchangeable shares in the capital of New Polar, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“Court” means the Superior Court of Justice (Ontario).

“Current Market Price” means, in respect of a Polar US Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Polar US Shares on such stock exchange or automated quotation system on which the Polar US Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, on each of the thirty (30) consecutive trading days ending not more than five trading days before such date; provided, however, that if there is no public distribution or trading activity of Polar US Shares during such period, then the Current Market Price of a Polar US Share shall be determined by the Board of Directors in good faith, and provided further that any such determination by the Board of Directors shall be conclusive and binding.

“Exchange Right” has the meaning ascribed thereto in section 3.1.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Class a Exchangeable Shares and the Class B Exchangeable Shares.

“Indemnified Parties” has the meaning ascribed thereto in section 6.1.

“Insolvency Event” means the institution by New Polar of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of New Polar to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the Companies’ Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) and the failure by New Polar to contest in good faith any such proceedings commenced in respect of New Polar within 30 days of becoming aware thereof, or the consent by New Polar to the filing of any such petition or to the appointment of a receiver, or the making by New Polar of a general assignment for the benefit of creditors, or the admission in writing by New Polar of its inability to pay its debts generally as they become due, or New Polar not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Exchangeable Share Provisions.

“Liquidation Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Officer’s Certificate” means, with respect to Polar US or New Polar, as the case may be, a certificate signed by any one officer of Polar US or New Polar, as the case may be.

“Person” includes any individual, firm, partnership, limited liability company, unlimited liability company, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

“Redemption Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Retracted Shares” has the meaning ascribed thereto in section 3.6.

“Retraction Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Support Agreement” means the support agreement dated the date hereof between New Polar, Callco and Polar US, substantially in the form and content of Appendix 2 to the Amalgamation Agreement, as the same may be amended from time to time pursuant to the terms of the Support Agreement.

“Trust” means the trust created by this Agreement.

“Trust Estate” means the the Exchange Right, the Automatic Exchange Right and any money or other securities or property which may be held by the Trustee from time to time pursuant to this Agreement.

“Trustee” means 2240519 Ontario Limited and, subject to the provisions of Article 7 hereof, includes any successor trustee.

(b)	Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

(c)	Number, Gender etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

(d)	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

27. PURPOSE OF AGREEMENT

(a)	Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

28. EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

(a)	Grant and Ownership of the Exchange Right

Polar US hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of the Beneficiaries, the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Polar US to purchase from each or any Beneficiary all or any part of the Class A Exchangeable Shares held by the Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this Agreement. Polar US hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Polar US to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

(I)
hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(II)
except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement, and shall not assign or transfer such rights except to a successor trustee hereunder.

(b)	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 4.13, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 3 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

(c)	Purchase Price

The purchase price payable by Polar US for each Class A Exchangeable Share to be purchased by Polar US under the Exchange Right shall be an amount per share equal to: (a) the Current Market Price of a Polar US Share on the last Business Day prior to the day of closing of the purchase and sale of such Class A Exchangeable Share under the Exchange Right, which shall be satisfied in full by Polar US causing to be sent to such holder one Polar US Share; plus (b) to the extent not paid by New Polar an additional amount equal to the full amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Polar US shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Class A Exchangeable Share. The purchase price for each such Class A Exchangeable Share so purchased may be satisfied only by Polar US issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Polar US Share and on the applicable payment date a cheque for the balance, if any of the purchase price without interest (but less any amounts withheld pursuant to section 3.12). Upon payment by Polar US of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Class A Exchangeable Share by Polar US.

(d)	Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Class A Exchangeable Shares registered in the name of such Beneficiary on the books of New Polar. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Class A Exchangeable Shares which such Beneficiary desires Polar US to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the laws applicable to New Polar and the bylaws of New Polar and such additional documents and instruments as the Trustee may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Class A Exchangeable Share certificates, stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Polar US to purchase from the Beneficiary the number of Class A Exchangeable Shares specified therein; (ii) that such Beneficiary has good title to and owns all such Class A Exchangeable Shares to be acquired by Polar US free and clear of all liens, claims and encumbrances; (iii) the names in which the certificates representing Polar US Shares issuable in connection with the exercise of the Exchange Right are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, Polar US and New Polar of payment) of the taxes (if any) payable as contemplated by section 3.7. If only a part of the Class A Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Polar US under the Exchange Right, a new certificate for the balance of such Class A Exchangeable Shares shall be issued to the holder at the expense of New Polar.

(e)	Delivery of Polar US Shares; Effect of Exercise

Promptly after receipt of the certificates representing the Class A Exchangeable Shares which the Beneficiary desires Polar US to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 3.7 or evidence thereof), duly endorsed for transfer to Polar US, the Trustee shall notify Polar US and New Polar of its receipt of the same, which notice to Polar US and New Polar shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Class A Exchangeable Shares, and Polar US shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Class A Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of Polar US Shares issuable in connection with the exercise of the Exchange Right, and, on the applicable payment date, cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 3.12); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Polar US and New Polar of the payment of) the taxes (if any) payable as contemplated by section 3.7 of this Agreement. Immediately upon the giving of notice by the Trustee to Polar US and New Polar of the exercise of the Exchange Right as provided in this section 3.5, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Class A Exchangeable Shares shall be deemed to have transferred to Polar US all of such holder’s right, title and interest in and to such Class A Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Class A Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof other than the right to receive his proportionate part of the total purchase price therefor unless the requisite number of Polar US Shares is not allotted, issued and delivered by Polar US to the Trustee within 5 Business Days of the date of the giving of such notice by the Trustee in which case the rights of the Beneficiary shall remain unaffected until such Polar US Shares are so allotted, issued and delivered by Polar US. Upon delivery by Polar US to the Trustee of such Polar US Shares, the Trustee shall deliver such Polar US Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Class A Exchangeable Shares, the Beneficiary (or such other person, if any, properly designated by such Beneficiary) shall be considered and deemed for all purposes to be the holder of the Polar US Shares delivered to it pursuant to the Exchange Right.

(f)	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require New Polar to redeem any or all of the Class A Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by New Polar pursuant to section 6.6 of the Exchangeable Share Provisions that New Polar will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to New Polar pursuant to section 6.1 of the Exchangeable Share Provisions, and provided further that the Trustee has received a written notice of same from Polar US or New Polar, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that New Polar is unable to redeem. In any such event, New Polar hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to New Polar or to the transfer agent of the Class A Exchangeable Shares (including, without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that New Polar is not permitted to redeem and will require Polar US to purchase such shares in accordance with the provisions of this Article 3.

(g)	Stamp or Other Transfer Taxes

Upon any sale of Class A Exchangeable Shares to Polar US pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing Polar US Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Class A Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Class A Exchangeable Shares so sold; provided, however, that such Beneficiary: (a) shall pay (and none of Polar US, New Polar or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary; and (b) shall have evidenced to the satisfaction of the Trustee, Polar US and New Polar that such taxes, if any, have been paid.

(h)	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Polar US and New Polar shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Polar US and New Polar of the occurrence of an Insolvency Event or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Polar US, a notice of such Insolvency Event to be provided by Polar US which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

(i)	Listing/Quotation of Polar US Shares

Polar US will in good faith, using its commercially reasonable efforts, expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Polar US Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Polar US Shares are listed or quoted at such time.

(j)	Polar US Shares

Polar US hereby represents, warrants and covenants that the Polar US Shares issuable as described herein will be duly authorized, validly issued and, upon issuance pursuant to this Agreement, fully paid and non-assessable and, to Polar US’s knowledge, shall be free and clear of any lien, claim or encumbrance.

(k)	Automatic Exchange on Liquidation of Polar US

(I)	Polar US will give the Trustee written notice of each of the following events at the time set forth below:

(1)
in the event of any determination by the board of directors of Polar US to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Polar US or to effect any other distribution of assets of Polar US among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(2)
as soon as practicable following the earlier of: (A) receipt by Polar US of notice of; and (B) Polar US otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Polar US or to effect any other distribution of assets of Polar US among its stockholders for the purpose of winding up its affairs, in each case where Polar US has failed to contest in good faith any such proceeding commenced in respect of Polar US within 30 days of becoming aware thereof.

(II)
As soon as practicable following receipt by the Trustee from Polar US of notice of any event (a “Polar US Liquidation Event”) contemplated by section 3.11(a)(i) or 3.11(a)(ii)above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Polar US and shall include a brief description of the automatic exchange of Class A Exchangeable Shares for Polar US Shares provided for in section 3.11(c).

(III)
In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Polar US Shares in the distribution of assets of Polar US in connection with a Polar US Liquidation Event, on the fifth Business Day prior to the effective date (the “Polar US Liquidation Event Effective Date”) of a Polar US Liquidation Event all of the then outstanding Class A Exchangeable Shares shall be automatically exchanged for Polar US Shares. To effect such automatic exchange, Polar US shall purchase on the fifth Business Day prior to the Polar US Liquidation Event Effective Date each Class A Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Class A Exchangeable Shares held by it at such time, for a purchase price per share equal to: (a) the Current Market Price of a Polar US Share on the fifth Business Day prior to the Polar US Liquidation Event Effective Date, which shall be satisfied in full by Polar US issuing to the Beneficiary one Polar US Share, and (b) to the extent not paid by New Polar, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange (less any applicable withholding taxes). Polar US shall provide the Trustee with an Officer’s Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Class A Exchangeable Share.

(IV)
On the fifth Business Day prior to the Polar US Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Class A Exchangeable Shares for Polar US Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Polar US all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Class A Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Class A Exchangeable Shares and Polar US shall issue to the Beneficiary the Polar US Shares issuable upon the automatic exchange of Class A Exchangeable Shares for Polar US Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque in the amount of such dividends, if any, without interest but less any amounts withheld pursuant to section 3.12. Concurrently with such Beneficiary ceasing to be a holder of Class A Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Polar US Shares issued pursuant to the automatic exchange of Class A Exchangeable Shares for Polar US Shares and the certificates held by the Beneficiary previously representing the Class A Exchangeable Shares exchanged by the Beneficiary with Polar US pursuant to such automatic exchange shall thereafter be deemed to represent Polar US Shares issued to the Beneficiary by Polar US pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Class A Exchangeable Share certificates deemed to represent Polar US Shares, duly endorsed in blank and accompanied by such instruments of transfer as Polar US may reasonably require, Polar US shall deliver or cause to be delivered to the Beneficiary certificates representing Polar US Shares of which the Beneficiary is the holder.

(l)	Withholding Rights

Polar US, New Polar and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Class A Exchangeable Shares or Polar US Shares such amounts as Polar US, New Polar or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), or any provision of provincial, local or foreign tax law, in each case as amended or succeeded or would be permitted to withhold if an equal amount were remitted to the appropriate taxing authority. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts (or equivalent amounts, if applicable) are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted or which would be permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Polar US, New Polar and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Polar US, New Polar or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Polar US, New Polar or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Polar US represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Class A Exchangeable Shares any amounts under any applicable taxing legislation.

29. CONCERNING THE TRUSTEE

(a)	Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(I)	receiving the grant of the Exchange Right and the Automatic Exchange Right from Polar US as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(II)
exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Class A Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Polar US Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Right, as the case may be;

(III)	holding title to the Trust Estate;

(IV)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(V)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Polar US and New Polar under this Agreement; and

(VI)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authorities not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are specifically set out in this Agreement.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

(b)	No Conflict of Interest

The Trustee represents to Polar US and New Polar that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 7. If, notwithstanding the foregoing provisions of this section 4.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 4.2, any interested party may apply to the Court for an order that the Trustee be replaced as Trustee hereunder.

(c)	Dealings with Transfer Agents, Registrars, etc.

Polar US and New Polar irrevocably authorize the Trustee, from time to time, to:

(I)
consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Class A Exchangeable Shares and Polar US Shares; and

(II)
requisition, from time to time: (i) from any such registrars or transfer agents any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the Canadian transfer agent of the Polar US Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Right.

Polar US and New Polar irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Polar US covenants that it will supply its Canadian transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right.

(d)	Books and Records

The Trustee shall keep available for inspection by Polar US and New Polar at the Trustee’s principal office in Toronto, Ontario correct and complete books and records of account relating to the Trust created by this Agreement, including, without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right.

(e)	Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Class A Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Polar US or New Polar). Polar US or New Polar shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance. Such qualified experts and advisors shall be responsible for preparing and distributing to each Beneficiary all necessary forms for such Beneficiaries to complete their Canadian income tax returns.

(f)	Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, and, if so requested by the Trustee, sufficient funds to cover the costs, expenses and liabilities which may be incurred by the Trustee, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Exchange Right pursuant to Article 3, subject to section 4.13, and with respect to the Automatic Exchange Right pursuant to Article 3.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

(g)	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security or indemnity referred to in section 4.6 and, if so requested by the Trustee, sufficient funds to cover the costs, expenses and liabilities which may be incurred by the Trustee, and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

(h)	Reliance Upon Declaration

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 4.9, if applicable, and with any other applicable provisions of this Agreement.

(i)	Evidence and Authority to Trustee

Polar US and/or New Polar shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Polar US and/or New Polar or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Polar US and/or New Polar promptly if and when:

(I)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 4.9; or

(II)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Polar US and/or New Polar written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of Polar US and/or New Polar or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Polar US and/or New Polar, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by a director, officer or employee of Polar US and/or New Polar it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(III)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(IV)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

(j)	Experts, Advisers and Agents

The Trustee may:

(I)
in the discharge of its powers and duties and the determination of its rights hereunder rely on the opinion or advice of or information obtained from any duly qualified and licensed solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Polar US and/or New Polar or otherwise, (and may employ such assistants not regularly in the employ of the Trustee as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder) the reasonable and proper costs of which shall be borne by Polar US and New Polar jointly and severally; and

(II)
employ such agents and other assistants not regularly in the employ of the Trustee as it may reasonably require for the proper discharge of its powers and duties hereunder the reasonable and proper costs of which shall be borne by Polar US and New Polar jointly and severally.

(k)	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise.

(l)	Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Polar US and/or New Polar or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

(m)	Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Class A Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Class A Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(I)
the rights of all adverse claimants with respect to the Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(II)
all differences with respect to the Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

(n)	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

30. COMPENSATION

(a)	Fees and Expenses of the Trustee

Polar US and New Polar jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts created hereby (including taxes other than taxes based on the net income of the Trustee) and including the reasonable compensation and disbursements of counsel and all other assistants or advisors not regularly in its employ, and further including reasonable fees and expenses for attendance at any meeting of stockholders, if so requested by Polar US or New Polar and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Polar US and New Polar shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct. The Trustee shall be obliged to provide only one account or invoice to New Polar from time to time in connection with its appointment hereunder.

31. INDEMNIFICATION AND LIMITATION OF LIABILITY

(a)	Indemnification of the Trustee

Polar US and New Polar jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Polar US or New Polar pursuant hereto. This indemnity shall survive the resignation or removal of the Trustee and the termination of the trusts created hereby.

In no case shall Polar US or New Polar be liable under this indemnity for any claim against any of the Indemnified Parties unless Polar US and New Polar shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Polar US and New Polar shall be entitled to participate at their own expense in the defence and, if Polar US and New Polar so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Polar US or New Polar; or (ii) the named parties to any such suit include both the Trustee and Polar US or New Polar and the Trustee shall have been advised by counsel acceptable to Polar US or New Polar that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Polar US or New Polar and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Polar US and New Polar shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Neither Polar US nor New Polar shall be liable for any settlement effected without its written consent.

(b)	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

32. CHANGE OF TRUSTEE

(a)	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Polar US and New Polar specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Polar US and New Polar otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Polar US and New Polar shall promptly appoint a successor trustee which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business necessary to fulfill the rights, obligations and duties of a trustee pursuant to this Agreement in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

Failing the appointment by Polar US and New Polar of a successor trustee as aforesaid and the acceptance of such appointment by a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction in the Province of Ontario upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Polar US and New Polar shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

(b)	Removal

The Trustee, or any trustee hereafter appointed may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Polar US and New Polar, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

(c)	Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Polar US and New Polar and to its predecessor trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Polar US and New Polar or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Polar US, New Polar and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

(d)	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Polar US and New Polar shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary. If Polar US or New Polar shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Polar US and New Polar.

(e)	Change of Control of Trustee

Any corporation into or with which the Trustee may be merged or consolidated or amalgamated or any corporation resulting therefrom, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

33. POLAR US SUCCESSORS

(a)	Certain Requirements in Respect of Combination, etc.

Polar US shall not consummate any transaction (whether by way of reconstruction, reorganization consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

(I)
such other Person or continuing corporation (the “Polar US Successor”) by operation of law becomes without more, bound by the terms and provisions of this Agreement or, if not so bound executes prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Polar US Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Polar US Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Polar US under this Agreement; and

(II)
such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries.

(b)	Vesting of Powers in Successor

Whenever the conditions of section 8.1 have been duly observed and performed, the Trustee and, if required by section 8.1, the Polar US Successor and New Polar shall execute and deliver the supplemental agreement provided for in Article 9 and thereupon the Polar US Successor shall possess and from time to time may exercise each and every right and power of Polar US under this Agreement in the name of Polar US or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Polar US or any officers of Polar US may be done and performed with like force and effect by the directors or officers of such Polar US Successor.

(c)	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Polar US with or into Polar US or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Polar US provided that all of the assets of such subsidiary are transferred to Polar US or another wholly-owned direct or indirect subsidiary of Polar US. Any such transactions are expressly permitted by this Article 8.

34. AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

(a)	Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by Polar US, New Polar and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions.

(b)	Ministerial Amendments

Notwithstanding the provisions of section 9.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(I)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Polar US and New Polar shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(II)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Polar US and New Polar and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting on advice of legal counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(III)
making such changes or corrections which, on the advice of counsel to Polar US, New Polar and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the board of directors of each of Polar US and New Polar, each acting on advice of legal counsel, shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

(c)	Meeting to Consider Amendments

New Polar, at the request of Polar US, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of New Polar, the Exchangeable Share Provisions and all applicable laws.

(d)	Changes in Capital of Polar US and New Polar

At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Polar US Shares or the Class A Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Polar US Shares or the Class A Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications 11.5 Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time New Polar, Polar US (provided each of New Polar and Polar US shall have been authorized by their respective boards) and the Trustee may, subject to the provisions of this Agreement and they shall, when so directed by this Agreement, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes,

(I)
evidencing the succession of Polar US Successors and the covenants of and obligations assumed by each such Polar US Successor in accordance with the provisions of Article 8 and the successors of any successor trustee in accordance with the provisions of Article 7;

(II)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Polar US, New Polar, the Trustee or this Agreement; and

(III)
for any other purposes not inconsistent with the provisions of this Agreement, including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

35. TERMINATION

(a)	Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(I)	no outstanding Class A Exchangeable Shares are held by a Beneficiary;

(II)	each of Polar US and New Polar elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions; and

(III)	21 years after the date of this Agreement.

(b)	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Class A Exchangeable Shares outstanding held by a Beneficiary; provided, however that the provisions of Article 6 and Article 7 shall survive any such termination of this Agreement.

36. GENERAL

(a)	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

(b)	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

(c)	Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(I)	if to Polar US:

c/o 136 Yorkville Avenue
Toronto, Ontario
M5R 1C2

Attention:  Shane G. Carroll

with a copy (which shall not constitute notice) to:

Goodmans LLP
Suite 3400
Bay Adelaide Centre
333 Bay Street
Toronto, ON  M5H 2S7

Attention:   Avi S. Greenspoon
Fax:   (416) 979-1234

(II)	if to New Polar

c/o 136 Yorkville Avenue
Toronto, Ontario
M5R 1C2

Attention:   Shane G. Carroll

(III)	if to the Trustee:

c/o 136 Yorkville Avenue
Toronto, Ontario
M5R 1C2

Attention:   Shane G. Carroll

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

(d)	Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Class A Exchangeable Shares in any manner permitted by the bylaws of New Polar from time to time in force in respect of notices to shareholders (such manner to be confirmed in writing by New Polar to the Trustee prior to any mailing) and shall be deemed to be received (if given or sent in such manner) at the time specified in such bylaws, the provisions of which bylaws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

(e)	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(f)	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(g)	Attornment

Each of the Trustee and Polar US and New Polar agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said court, and not to seek, and hereby waives any review of the merits of any such judgment by the courts of any other jurisdiction and Polar US hereby appoints New Polar at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

2230354 ONTARIO INC.

Per:
Name: Vladimir Aleynikov
Title: Director

POLAR WIRELESS CORP.

Per:
Name:
Title:

2240519 ONTARIO LIMITED

Per:
Name: Shane G. Carroll
Title: President